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                                                                    EXHIBIT 23.1



Consent of Independent Certified Public Accountants



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 14, 2000, relating to the consolidated financial statements and schedule of The Source Information Management Company appearing in the Company's Annual Report on Form 10K for the year ended January 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                         /s/ BDO Seidman, LLP

St. Louis, Missouri
June 15, 2000




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